Date:   February 5, 1996

Firm:   Hassard Bonnington
        Attorneys at law
        Two Embarcadero Center, Suite 1800
        San Francisco, CA  94111-3993

        (415)288-9800

To:     The Securities and Exchange Commission
        Judiciary Plaza
        450 Fifth Street, N.W.
        Washington, DC  20549


Re:     Alameda-Contra Costa Medical Association
        Collective Investment Trust for Retirement Plans
        Investment Company Act of 1940
        File No. 811-5887
        Securities Act of 1933
        File No. 33-32684
        Opinion of Counsel Pursuant to Rule 24f-2


Ladies and Gentlemen:

We are legal counsel for the above referenced Registrant. We are of the opinion that all of the securities issued by the Registrant during the fiscal year ending December 31, 1995, made definite in number by the accompanying Notice under Rule 24f-2, were legally issued, fully paid and non-assessable.


Very truly yours,

HASSARD BONNINGTON


Phillip J. Goldberg
(Signature)